UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2005

DOCUMENT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20981	33-0485994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6339 Paseo del Lago Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 602-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 24, 2005, Document Sciences Corporation entered into a lease agreement with Pacific Carlsbad Partners, LLC (the “Lease Agreement”) for a building located in Carlsbad, California. The lease term commences upon the substantial completion of the tenant improvements to the building and continues for six (6) years and two and one-half (2 ½) months, with an option to extend the term for an additional period of five (5) years. The Lease Agreement generally provides for the following monthly rental payments: (a) $37,182 in the first year, (b) $38,298 in the second year, (c) $39,446 in the third year, (d) $40,630 in the fourth year, (e) $41,849 in the fifth year, (f) $43,104 in the sixth year and (g) $44,397 for the remaining months thereafter.

The foregoing is a summary description of the terms and conditions of the Lease Agreement and is qualified in the entirety by the text of the Lease Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Lease Agreement between Document Sciences Corporation and Pacific Carlsbad Partners, LLC entered into as of February 24, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2005

DOCUMENT SCIENCES CORPORATION

By:	/s/ John L. McGannon
Name:	John L. McGannon
Its:	President, Chief Executive Officer and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Lease Agreement between Document Sciences Corporation and Pacific Carlsbad Partners, LLC entered into as of February 24, 2005.

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